EXHIBIT 23.1

Deloitte & Touche LLP
111 S. Wacker
Chicago, IL 60606
USA
Tel: 312 486 1000
Fax: 312 486 1486
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212045 on Form S-8 of our report dated November 29, 2016, relating to the consolidated financial statements and financial statement schedules of Atkore International Group Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Atkore International Group Inc. for the year ended September 30, 2016.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 29, 2016